Exhibit I

Kutak Rock LLP	Atlanta
Chicago
Suite 3100	Des Moines
1801 California Street	Fayetteville
Irvine
Denver, Colorado 80202-2626	Kansas City
Little Rock
303-297-2400	Los Angeles
Facsimile 303-292-7799	Oklahoma City
Omaha
www.kutakrock.com	Pasadena
Richmond
Scottsdale
Washington
Wichita
January 29, 2007
Colorado BondShares —
   A Tax-Exempt Fund
1200 17th Street
Suite 850
Denver, CO 80202
     Re: Colorado BondShares —A Tax-Exempt Fund, Shares of Beneficial Interest
Ladies and Gentlemen:
     We have acted as counsel to Colorado BondShares —A Tax-Exempt Fund (the “Company”), a Massachusetts business trust, in connection with the filing of Post-Effective amendment number 22 (the “Post-Effective Amendment”) to the Company’s Registration Statement on Form N-1A (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) and Amendment number 25 to the Registration Statement under the Investment Company Act of 1940, as amended, to which this opinion is filed as an exhibit. The registration statement covers a continuous offering by the Company of shares of beneficial interest in the Company (collectively, the “Shares”). The Registration Statement, as amended, on file with the Securities and Exchange Commission (the “Commission”) at the time such Post-Effective Amendment becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein referred to as the “Registration Statement.”
     In connection with this opinion, we have made such investigations and examined such records, including a copy of the Company’s Supplemental Declaration of Trust and any amendments thereto (the “Declaration”), Bylaws, a certificate dated a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Company, copies of corporate minutes as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

Kutak Rock LLP
January 29, 2007

     In giving this opinion we assumed:
  (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;
  (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and
  (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.
     Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act, (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Company’s Shares as specified in the Registration Statement, and (iii) consideration is received for the Shares: we are of the opinion that, when issued, the Shares will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.
     In giving the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Colorado and the federal laws of the United States of America. To the extent that the opinion is governed by Massachusetts law, we advise you that we do not hold ourselves out as actively practicing law in Massachusetts, and our conclusions regarding the law of the Commonwealth of Massachusetts is based entirely on our review of the documents listed above and our investigation of the law in effect in the Commonwealth of Massachusetts as of the date hereof.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

Very truly yours,
/s/ Kutak Rock LLP
Kutak Rock LLP